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                                                                      EXHIBIT 12

                         YORK INTERNATIONAL CORPORATION

         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (Dollar amounts in thousands)

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                                                                                Years Ended December 31,
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                                                             1997           1998           1999           2000           2001
Earnings before taxes and cumulative
   effect of accounting change                            $  78,468      $ 187,303      $ 118,082      $ 120,969      $  36,965
Distributed income of equity affiliates                       1,238            542          1,035          4,782          2,939
Interest expense, net                                        40,876         41,527         61,150         81,587         67,150
Interest component of rental expense                         11,800         10,948         13,513         13,454         14,455
Less: Equity in earnings of affiliates                       (5,342)          (126)        (5,660)        (6,368)        (2,444)
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                                                          $ 127,040      $ 240,194      $ 188,120      $ 214,424      $ 119,065
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Interest expense, net                                     $  40,876      $  41,527      $  61,150      $  81,587      $  67,150
Interest component of rental expense                         11,800         10,948         13,513         13,454         14,455
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                                                          $  52,676      $  52,475      $  74,663      $  95,041      $  81,605
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Fixed charge coverage ratio                                     2.4            4.6            2.5            2.3            1.5
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